LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: Investor Contact: A. Charles Wilson Berkman Associates Chairman (310) 927-3108 (818) 787-7000 info@BerkmanAssociates.com

Trio-Tech Reports Fourth Quarter and Fiscal 2020 Results

Van Nuys, CA – September 23, 2020 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the fourth quarter and fiscal year ended June 30, 2020.

Fourth Quarter Results

Revenue for the fourth quarter of fiscal 2020 decreased 32% to $7,179,000 compared to $10,625,000 for the fourth quarter of fiscal 2019, primarily due to the global Covid-19 pandemic which affected demand for Trio-Tech’s semiconductor manufacturing products and testing services. Manufacturing revenue decreased 43% to $2,724,000 compared to $4,803,000 in the same quarter last year, testing services revenue decreased 28% to $2,822,000 compared to $3,941,000, and distribution revenue decreased 13% to $1,620,000 compared to $1,864,000 in the same quarter last year.

The pandemic contributed to a decline in revenue, which, coupled with a change in product mix, reduced gross margin to $1,323,000 for the fourth quarter of fiscal 2020 from $2,468,000 for last year’s fourth quarter. As a percentage of revenue, gross margin declined to 18% compared to 23% of revenue for the same quarter last fiscal year.

The decline in sales, triggered primarily by the effect of the pandemic, resulted in a fourth quarter loss from operations of $541,000, compared to income from operations of $321,000 in the same quarter last fiscal year.

Net income for the fourth quarter of fiscal 2020 was $197,000, or $0.05 per diluted share, compared to net income of $449,000, or $0.12 per diluted share, in the same quarter last year. Net income for the fourth quarter of fiscal 2020 benefitted from $455,000 in other income which is included in financial assistance received from local government in Singapore, Malaysia and China to mitigate the negative impact of the Covid-19 pandemic.

Shareholders' equity at June 30, 2020 increased to $25,146,000, or $6.84 per outstanding share, compared to $24,861,000, or $6.77 per outstanding share, at June 30, 2019. There were 3,673,055 common shares outstanding at June 30, 2020.

CEO Comments

S.W. Yong, Trio-Tech's CEO, said, “There is no doubt that Trio-Tech was hit hard in the past few months by the Covid-19 pandemic. Under these difficult circumstances we are proud to report that Trio-Tech remained profitable for the fiscal year and fourth quarter, posting profits from sales of properties held for sale in our Malaysia operation. Additionally, backlog at the close of fiscal 2020 was $9,340,000, a solid figure which compares favorably to our backlog of $10,149,000 at the end of fiscal 2019. While the continuing pandemic presents obstacles to the Company’s short-term outlook, we are taking significant steps to trim operations, cutting operating and overhead expenses to deal with the financial effects of the pandemic.

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16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

Trio-Tech Reports Fourth Quarter and Twelve Months Results
September 23, 2020
Page Two

Fiscal 2020 Results

For the fiscal year ended June 30, 2020, revenue decreased 12% to $34,465,000 compared to $39,198,000 in fiscal 2019, primarily related to the effects of the Covid-19 pandemic. Manufacturing revenue decreased 22% to $11,605,000 compared to $14,889,000 and testing services revenue decreased 11% to $14,840,000 compared to $16,760,000 for fiscal 2019. Distribution revenue increased 7% to $7,958,000 compared to $7,451,000 for fiscal 2019.

Fiscal 2020 gross margin decreased to $7,266,000, or 21% of revenue, compared to $9,001,000, or 23% of revenue for fiscal 2019.

The revenue decline, primarily brought about by the pandemic contributed to an operating loss for fiscal 2020 of $859,000, compared to income from operations of $794,000 for fiscal 2019.

Net income for fiscal 2020 was $966,000, or $0.26 per diluted share, compared to net income of $1,545,000, or $0.41 per diluted share, for fiscal 2019.

Net income for fiscal 2020 benefited from other income of $2,054,000, which included a pre-tax gain of $1,172,000 from the sale of real estate properties and an additional $718,000 in governmental grants to mitigate the negative impacts on our businesses from the pandemic. In fiscal 2019, other income amounting to $615,000 included a pre-tax gain of $685,000 from the sale of properties.

About Trio-Tech

Established in 1958, Trio-Tech International is located in Van Nuys, California, with its Principal Executive Office and regional headquarter in Singapore. Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Our subsidiary locations include Tianjin, Suzhou, Chongqing in China, as well as Kuala Lumpur Malaysia and Bangkok Thailand. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com and www.universalfareast.com.

Forward Looking Statements

This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; public health issues related to the COVID-19 pandemic; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
Revenue	2020	2019	2020	2019

Manufacturing	$2,724	$4,803	$11,605	$14,889
Testing services	2,822	3,941	14,840	16,760
Distribution	1,620	1,864	7,958	7,451
Real estate	13	17	62	98
	7,179	10,625	34,465	39,198
Cost of Sales
Cost of manufactured products sold	2,138	3,587	8,927	11,393
Cost of testing services rendered	2,307	2,851	11,353	12,202
Cost of distribution	1,393	1,674	6,847	6,505
Cost of real estate	18	45	72	97
	5,856	8,157	27,199	30,197
Gross Margin	1,323	2,468	7,266	9,001

Operating Expenses:
General and administrative	1,657	1,826	6,976	7,049
Selling	132	246	679	826
Research and development	75	75	355	345
Impairment loss on long-lived assets	--	--	139	--
Gain on disposal of property, plant and equipment	--	--	(24)	(13)
Total operating expenses	1,864	2,147	8,125	8,207
(Loss) Income from Operations	(541)	321	(859)	794

Other (Expenses) Income
Interest expense	(44)	(69)	(230)	(319)
Other income, net	522	29	1,112	249
Gain on sale of properties	--	--	1,172	685
Total other Income (Expenses)	478	(40)	2,054	615

(Loss) Income from Continuing Operations before Income Taxes	(63)	281	1,195	1,409
Income Tax Benefit	124	201	12	42
Income from Continuing Operations before Non-controlling Interest, net of tax	61	482	1,207	1,451
Gain (Loss) from discontinued operations, net of tax	18	(1)	(3)	(3)
NET INCOME	79	481	1,204	1,448
Less: Net income (loss) attributable to the non-controlling interest	(118)	32	238	(97)
Net Income attributable to Trio-Tech International	197	449	966	1,545

Net Income Attributable to Trio-Tech International:
Income from continuing operations, net of tax	187	451	967	1,548
Gain (Loss) from discontinued operations, net of tax	10	(2)	(1)	(3)
Net Income Attributable to Trio-Tech International	197	449	966	1,545

Basic Earnings per Share - Continuing Operations	$0.05	$0.12	$0.26	$0.42
Basic Loss per Share - Discontinued Operations	--	--	--	--
Basic Earnings per Share	$0.05	$0.12	$0.26	$0.42

Diluted Earnings per Share – Continuing Operations	$0.05	$0.12	$0.26	$0.41
Diluted Loss per Share – Discontinued Operations	--	--	--	--
Diluted Earnings per Share	$0.05	$0.12	$0.26	$0.41

Weighted Average Shares Outstanding - Basic	3,673	3,673	3,673	3,673
Weighted Average Shares Outstanding - Diluted	3,688	3,681	3,722	3,762

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

Three Months Ended		Twelve Months Ended
June 30,		June 30,
2020	2019	2020	2019
Comprehensive Income
Attributable to Trio-Tech International
Common Shareholders:

Net income	$79	$481	$1,204	$1,448
Foreign currency translation, net of tax	309	(231)	(742)	(420)
Comprehensive Income	388	250	462	1,028
Less: Comprehensive (Loss) Income
attributable to non-controlling interests	(156)	(11)	220	(202)

Comprehensive Income
Attributable to Trio-Tech International	$544	$261	$242	$1,230

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	June 30,
	2020	2019
ASSETS	(Audited)

CURRENT ASSETS:
Cash and cash equivalents	$4,150	$4,863
Short-term deposits	6,697	4,144
Short-term advances	141	--
Trade accounts receivable, net	5,951	7,113
Other receivables	998	817
Inventories, net	1,922	2,427
Prepaid expenses and other current assets	341	287
Assets held for sale	--	89

Total current assets	20,200	19,740

Deferred tax assets	247	390
Investment properties, net	690	782
Property, plant and equipment, net	10,310	12,159
Operating lease right-of-use assets	944	--
Other assets	1,609	1,750
Restricted term deposits	1,660	1,706

Total non-current assets	15,460	16,787

TOTAL ASSETS	$35,660	$36,527

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Lines of credit	$172	$187
Accounts payable	2,590	3,272
Accrued expenses	3,005	3,486
Income taxes payable	344	417
Current portion of bank loans payable	370	488
Current portion of finance leases	231	283
Current portion of operating leases	477	--
Current portion of PPP loan	54	--

Total current liabilities	7,243	8,133

Bank loans payable, net of current portion	1,836	2,292
Finance leases, net of current portion	435	442
Operating leases, net of current portion	467	--
Deferred tax liabilities	--	327
Income taxes payable	430	439
PPP loan, net of current portion	67	--
Other non-current liabilities	36	33

Total non-current liabilities	3,271	3,533

TOTAL LIABILITIES	10,514	11,666

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,673,055
shares issued and outstanding at June 30, 2020 and June 30, 2019, respectively	11,424	11,424
Paid-in capital	3,363	3,305
Accumulated retained earnings	8,036	7,070
Accumulated other comprehensive gain-translation adjustments	1,143	1,867

Total Trio-Tech International shareholders' equity	23,966	23,666

Non-controlling interest	1,180	1,195

TOTAL EQUITY	25,146	24,861

TOTAL LIABILITIES AND EQUITY	$35,660	$36,527